                                                                     Exhibit 3.5

     STATE OF DELAWARE
     SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED  04:30 PM  05/23/1997
    971170800 - 2557884


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ITCO ACQUISITION COMPANY, INC.



                  Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), ITCO Acquisition Company, Inc., a Delaware corporation (the "Corporation"), for purposes of amending its Certificate of Incorporation, DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST, that the Corporation's Certificate of Incorporation is amended by deleting in its entirety existing Article First and inserting the following in lieu thereof:

                  "FIRST: The name of the Corporation is ITCO Logistics Corporation."

                  SECOND, that this Certificate of Amendment of the Corporation's Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the DGCL and has been approved by the written consent of the holders of all of the Corporation's issued and outstanding Common Stock in accordance with the provisions of Section 228 of the DGCL.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by V. Edward Easterling, Jr., its President and Secretary as of the 25th day of March, 1997.



                                       ITCO ACQUISITION COMPANY, INC.

                                       By:   /s/ V. EDWARD EASTERLING, JR.
                                             --------------------------------
                                             V. Edward Easterling, Jr.
                                             President and Treasurer
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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED  12:00 PM  11/29/1995
                                                        950276034 - 2557884

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
              A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                        OF ITCO ACQUISITION COMPANY, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON NOVEMBER 13, 1995

                  ITCO Acquisition Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
                  DOES HEREBY CERTIFY:

            1.    The name of the corporation is ITCO Acquisition Company, Inc.

            2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on November 13, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

            3. The inaccuracy or defect of said Certificate to be corrected is as follows: the total number of shares of stock which the Corporation shall have authority to issue is 300,000. This correction will accurately reflect the sum of 250,000 shares of common stock, $.01 par value, and 50,000 shares of preferred stock, $.01 par value, authorized by the Certificate of Incorporation filed on November 13, 1995.

            4. The first paragraph of Article Fourth of the Certificate is corrected to read as follows:

                        A. The total number of shares of stock which the
                  Corporation shall have authority to issue is 300,000 shares of capital stock, classified as (i) 250,000 shares of common stock, $.01 par value ("Common Stock") and (ii) 50,000 shares of preferred stock, $.01 par value ("Preferred Stock").
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                  IN WITNESS WHEREOF, ITCO Acquisition Company, Inc. has caused this certificate to be executed as of the 28th day of November, 1995.

                                    ITCO ACQUISITION COMPANY, INC.

                                    By:  /s/  V. Edward Easterling, Jr.
                                          V. Edward Easterling, Jr.
                                         President

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED  02:00 PM  11/13/1995
                                                         950263251 - 2557884

                          CERTIFICATE OF INCORPORATION
                                       OF
                         ITCO ACQUISITION COMPANY, INC.

                  FIRST: The name of the Corporation is ITCO Acquisition Company, Inc.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is Delaware Corporation Organizers, Inc., Wilmington, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:

                  A. The total number of shares of stock which the Corporation shall have authority to issue is 1,001,000 shares of capital stock, classified as (i) 250,000 shares of common stock, $.01 par value ("Common Stock") and (ii) 50,000 shares of preferred stock, $.01 par value ("Preferred Stock").

                  The designation and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

           1.     Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted, as hereinafter prescribed, by the entire Board of Directors of the Corporation (the "Board of Directors") or (to the extent permitted by law) by any duly designated committee thereof ("Committee").

                  (b) Authority is hereby expressly granted to and vested in the Board of Directors or Committee to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the

Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more classes or series of stock;

                           (ii) the number of shares to constitute the class or series and the designations thereof;

                           (iii) the preferences, and relative, participating,
                  optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts
                  thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or
                  series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors or Committee seem advisable.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or Committee may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors or Committee may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted become authorized, unissued, and undesignated shares of the Preferred Stock.

           2.     Provisions Relating to the Common Stock.

                  (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock.

                  (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors or Committee at any time and from time to time out of any funds of the Corporation legally available therefor.


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                  (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

            3.    General

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors or Committee, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or Committee. The Board of Directors or Committee shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

            B. The holders of capital stock of the Corporation shall not have preemptive rights to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

            C. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

      FIFTH: From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

      No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

      SIXTH: The name and the mailing address of the incorporator is:

                  Name:                      Mailing Address
                  -----                      ---------------

                  David H. Oden              901 Main Street
                                             Suite 3100
                                             Dallas, TX 75219

      SEVENTH: The number of directors shall be fixed by the bylaws of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be one (1). The names and addresses of those who are to serve as directors until the first annual meeting of stockholders, or until their successors be elected and qualified, are as follows:

                  Name:                      Address
                  -----                      -------

                  V. Edward Easterling, Jr.  750 North St. Paul
                                             Suite 1200
                                             Dallas, TX 75201

      EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal the bylaws of the Corporation;

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

                  (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation;

      NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

      ELEVENTH: The Corporation is to have perpetual existence.

      TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THIRTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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
         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of November, 1995.



                                                     /s/  DAVID H. ODEN
                                                     ---------------------------
                                                     David H. Oden, Incorporator


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
                              CERTIFICATE OF MERGER
                                     MERGING
                             ITCO MERGER CORPORATION
                                      INTO
                           ITCO LOGISTICS CORPORATION


                ------------------------------------------------
                     Pursuant to Sections 103 and 251 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------



         ITCO Logistics Corporation hereby certifies that:

      FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

              Name                                   State of Incorporation
              ITCO Merger Corporation                Delaware
              ITCO Logistics Corporation             Delaware

      SECOND: An agreement and plan of merger (the "Merger Agreement") in connection with the merger (the "Merger") of ITCO Merger Corporation ("Acquisition") into ITCO Logistics Corporation (the "Corporation") has been approved, adopted, certified, executed and acknowledged by Acquisition and the Corporation in accordance with the provisions Section 251 of the General Corporation Law of Delaware (the "Act").

      THIRD: The name of the surviving corporation (the "Surviving Corporation") is ITCO Logistics Corporation.

      FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

      FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at 814 East Main Street, Lincolnton, NC 28093.

      SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Acquisition or the Corporation.

      SEVENTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed by its duly authorized officer, on this 20 day of May, 1998.


                                     ITCO LOGISTICS CORPORATION


                                     By: /s/ WILLIAM H. GAITHER
                                         William H. Gaither
                                         President and Chief Executive Officer